EXHIBIT 10.43

                                    AGREEMENT

         AGREEMENT, dated as of the 31st day of July, 2001 (this "Agreement"), between Guardian International, Inc., a Florida corporation (the "Company"), and Darius G. Nevin ("Nevin").

                                   WITNESSETH

         WHEREAS, Nevin is a party to a Severance Agreement with the Company, dated as of January 19, 2000 (the "Severance Agreement");

         WHEREAS, the Company and Nevin desire that the Severance Agreement be terminated, and that the terms and conditions set forth herein apply to Nevin from and after the date hereof.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained the Company and Nevin do hereby agree as follows:

         1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

         (a) "Award" shall mean any award granted pursuant to the terms of the Plan and pursuant to the non-Plan Stock Option Agreement dated October 15, 1997, including but not limited to stock options, stock appreciation rights ("SARs") (including Limited
                  SARs), restricted stock, deferred stock, stock granted as a bonus or in lieu of other awards, dividend equivalents, and other stock-based awards.

         (b) "Plan" shall mean the 1999 Stock Option Plan of Guardian International, Inc.

         2. Non-Competition.

         (a) Nevin agrees that, in consideration of this Agreement he will not, from and after the date hereof and for the two-year period thereafter (the "Non-Competition Period"), directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be connected as a director, officer, employee, partner, lender, consultant or Otherwise ("Participate" or a "Participation") with, any business or organization in any part of the United States in which the Company sells products or provides

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                  services, which Competes with the Company (as hereinafter
                  defined), except with the Company's prior written consent. Notwithstanding the provisions in this paragraph, this Section 1 shall not prohibit Nevin's Participation at or with Protection One, Inc, a Delaware corporation ("Protection One"), or an affiliate of Protection One in any capacity. For purposes of this Agreement, a business or organization shall be deemed to "Compete with the Company" if such business or entity is engaged in the residential and/or commercial security business, and the residential and/or commercial security business constitutes the majority of such business or organization's business operations; provided, however, that with respect to a business or organization in which the residential and/or commercial security business constitutes less than the majority of such business or organization's business operations, Nevin shall be prohibited hereunder from Participating in the division, segment or other portion of such business or entity which is engaged in the residential and/or commercial security business during the Non-Competition Period. Nothing in this paragraph shall prohibit Nevin from owning for investment purposes an aggregate of up to 3% of the publicly traded securities of any corporation listed on the New York or American Stock Exchange or whose securities are quoted on the NASDAQ National Market, provided that there shall be no limitation on the percentage of ownership of the Company or any successor thereto that may be owned by Nevin hereunder. Notwithstanding anything which may be to the contrary herein, Nevin shall not be required to cease Participation in any business or organization which begins to Compete with the Company subsequent to the time when Nevin commences such Participation, provided that such business or organization began to Compete with the Company through no action, assistance, or plan of Nevin.

         (b) It is the desire and intent of the parties that the provisions of Section 1 of this Agreement shall be enforced under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of Section 1 of this Agreement is adjudicated to be invalid or unenforceable or shall for any reason be held to be excessively broad as to duration, geographic scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with applicable law and such provision shall be deemed modified and amended to the extent necessary to render such provision enforceable in such jurisdiction.

         (c) In the event of a breach or threatened breach by Nevin of the provisions of Section 1 (a), in addition to other remedies available to the Company at law (the amount of which shall be limited by this Section 1 (c)) or in equity, the Company shall be entitled to a temporary or permanent injunction or injunctions, or temporary restraining orders or orders to prevent breaches thereof, in each case, without the need to post any security or bond. All remedies available for breach of this Agreement are cumulative, and the pursuit of any remedy shall not be construed as an election of such remedy or as prohibiting the Company from or limiting the Company in pursuing any other remedies available for any breach or threatened breach of this Agreement. The parties hereto agree and stipulate in advance that in any action brought by or on behalf of the Company to recover damages against Nevin for a breach of the provisions of Section 1(a) hereof, the maximum damages that may be awarded in the event that Nevin is ultimately adjudged to have breached such provisions shall be limited to Nevin's most recent annual salary multiplied by a fraction, the numerator of which shall be the number of full months that Nevin was finally adjudged to have been in breach of this covenant, and the denominator of which shall be twelve.

         3. Confidentiality. Nevin acknowledges that the Company is engaged in a business involving Confidential Information (as hereinafter defined) that is proprietary to the Company. In addition, Nevin acknowledges that through his performance of services to the Company, he has had access to, acquired and/or assisted in the development of, Confidential Information regarding the Company and its technologies, customers and plans, the disclosure of which to others would cause the Company to suffer substantial damage. In consideration of the obligations undertaken by the Company as set forth herein, Nevin will not, at any time after the termination of his employment with the Company, publish, disclose or use, or authorize any other person or entity to publish, disclose or use, any Confidential Information of or about the Company of which Nevin has already become aware or informed during his employment with the Company, whether or not developed by him, except (i) as required by law (including but not limited to judicial or administrative process) or (ii) in the event that the Confidential Information becomes generally known to the public through no actions (either directly or indirectly) of Nevin. For purposes hereof, the term "Confidential Information" shall include, without limitation, matters of a technical nature, "know-how," formulas, secret processes, works of authorship, computer programs, materials, patent applications, new product plans, technical improvements, test data, progress reports and research projects, and matters of a business nature, such as business plans, prospects, financial information, marketing plans and strategies, proprietary information about costs, profits, markets, sales, lists of customers and suppliers of the Company, procurement and promotional information, credit and financial data concerning customers or suppliers of the Company, information relating to the management and operation of the Company, and other information of a similar nature to the extent not available to the public.

         4. Non-Solicitation. During the two-year period which begins on the date hereof, (the "Non-Solicitation Period"), Nevin shall not, directly or indirectly (i) solicit, entice or induce any individual that currently (i.e., currently at the time of any such restricted action during the Non-Solicitation Period) is an employee of the Company to become employed by any individual, business or entity other than the Company, (ii) approach any such employee for such purpose, or authorize or participate or assist with the taking of such actions by any other individual, business or entity, (iii) solicit or divert (for or in connection with any business competitive with the Company) any person who is, or has been during the preceding 2 years, a customer of the Company or
(iv) influence or attempt to influence any provider, supplier, agent or independent contractor that has a business relationship with the Company or any customer of the Company to cease or adversely alter its business relations with the Company.

         5. Antidisparagement.

         (a) Unless otherwise required by a court of competent jurisdiction, pursuant to any recognized subpoena power or by any applicable law, rule or regulation, Nevin agrees and promises that Nevin shall not make any oral or written statements or reveal any information to any person, company or agency which (i) is materially negative, disparaging or damaging to the name, reputation or business of the Company or any of its Subsidiaries or affiliates, or any of their shareholders, directors, officers or employees, or (ii) has or

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                  would have a materially negative financial impact, whether directly or indirectly, on the Company or any of its Subsidiaries and affiliates, or any of their shareholders, directors, officers or employees; provided that this subsection (ii) shall not be deemed to have been violated by statements or releases of information by Nevin during the period of his employment which Nevin believes to be truthful and which were made in the performance of his duties.

         (b) Unless otherwise required by a court of competent jurisdiction, pursuant to any recognized subpoena power or by any applicable law, rule or regulation, the Company agrees and promises that neither it nor any of its Subsidiaries and affiliates shall make any oral or written statements or reveal any information to any person, company or agency which (i) is materially negative, disparaging or damaging to the name, reputation or business of Nevin or (ii) has or would have a negative financial impact, whether directly or indirectly, on Nevin.

         6. Stock Options. So long as Nevin continues to serve on the Board of Directors of the Company, with respect to any Award granted to Nevin pursuant to the Plan and/or pursuant to the non-Plan Stock Option Agreement dated October 15, 1997, which is subject to future vesting and/or other restrictions regarding the exercisability or full enjoyment of the Award as of the date of this Agreement, then, notwithstanding the terms of the Plan, the certificate evidencing the Award thereunder or the non-Plan Stock Option Agreement, the continued vesting or lapse of restrictions with respect to such Award shall not cease but shall continue during the duration of the term of the Award in accordance with the schedule set forth in the certificate evidencing such Award as if Nevin's service to the Company had continued throughout such vesting and/or lapse of restriction period. In addition, so long as Nevin continues to serve on the Board of Directors of the Company, with respect to each Award granted to Nevin pursuant to the Plan or pursuant to the non-Plan Stock Option Agreement dated October 15, 1997, (whether or not fully vested or free of restrictions as of the date of this Agreement), the exercisability and the full enjoyment of such Award shall not terminate, but shall be extended for the duration of the entire term of the Award in accordance with the Plan and/or non-Plan Stock Option Agreement dated October 15, 1997, and/or the certificate evidencing such Award as if Nevin's service to the Company had continued during such entire term, notwithstanding the terms of the Plan or non-Plan Stock Option Agreement or the certificate evidencing the Award thereunder.

         7. Notice. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, as follows:

                  If to the Company:
                  Guardian International, Inc.
                  3880 N. 28th Terrace
                  Hollywood, FL  33020

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                  If to Nevin:
                  Darius G. Nevin
                  1401 Palancia Avenue
                  Miami, FL  33146

or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         8. Modifications and Waivers. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the parties hereto. No waiver by any party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed to be a waiver of similar or dissimilar provision or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

         9. Validity. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         10. Termination of All Prior Severance and Employment Agreements. All prior Severance and Employment Agreements between Nevin and the Company are hereby terminated, and shall be considered null and void as of the date first above written.

         11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.



                            [Signature page follows]

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                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                GUARDIAN INTERNATIONAL, INC.


                                By:    /s/ Harold Ginsburg
                                    --------------------------------------------

                                    Name: Harold Ginsburg
                                          --------------------------------------

                                    Title: President and chief executive officer


                                DARIUS G. NEVIN

                                      /s/ Darius G. Nevin
                                ------------------------------------------------